Exhibit 99.1

            Endwave Announces Preliminary Third Quarter 2004 Results

    Company Expects to Meet Revenue Guidance and Exceed Cash Guidance for Q3

    SUNNYVALE, Calif., Oct. 14 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class cellular infrastructure, broadband wireless networks, homeland security and defense applications, will report financial results for the third quarter 2004 ended September 30, 2004, on Tuesday, November 2, 2004 at 1:30 p.m. Pacific Standard Time.

    Endwave expects to report revenues for the third quarter in the range of $7.4 to 7.6 million, in line with the company's previous forecast. Including the acquisition of JCA Technology for $6 million in cash during the third quarter, the company's ending cash balance is expected to be approximately $26.6 million, exceeding the company's guidance of $23 to $24 million. Third quarter results are subject to customary review procedures. Additional details regarding financial results and business overview will be provided in the company's upcoming third quarter 2004 conference call.

    Investors are invited to listen to a live audio web cast of Endwave's quarterly conference call on the investor relations section of the company's website at http://www.endwave.com/investors . The web cast replay will be available on-line after the earnings call at approximately 2:30 p.m. Pacific Standard Time, and will continue to remain available for 90 calendar days after the call. An audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for 5 calendar days by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally), and entering the confirmation code 981512.

    About Endwave

    Endwave Corporation develops and manufactures radio frequency (RF) subsystems for use in high-speed cellular backhaul networks, enterprise access, homeland security, defense electronics, commercial radar systems, and other broadband applications. These products include integrated transceivers, oscillators/synthesizers, high-power cellular switch-combiners, and RF modules (amplifiers, frequency multipliers, switches, and up/down-converters).
Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Lamphun, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. These statements include, but are not limited to, statements regarding forecasted future financial results. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the risks that the integration of acquired business lines, products and subsidiaries will fail, products will fail to achieve market acceptance, the timing or existence of customer orders, market volatility and weakness, customer concentration, delays in the design process, production delays or cancellations due to product defects or defects in materials supplied by vendors, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; and, technological difficulties and resource constraints encountered in developing, transitioning and/or introducing new products. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent report on Form 10-K and subsequently filed reports on Form 10-Q.

SOURCE  Endwave Corporation
    -0-                             10/14/2004
    /CONTACT: Mark Hebeisen of Endwave Corporation, +1-408-522-7702, or mark.hebeisen@endwave.com/
    /Web site:  http://www.endwave.com /
    (ENWV)

CO:  Endwave Corporation
ST:  California
IN:  CPR TLS RAD MLM HTS ARO NET
SU:  CCA ERP